United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 19, 2024

Date of Report (Date of earliest event reported)

A SPAC III Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42401	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Sun’s Group Center, 29th Floor, 200 Gloucester Road, Wan Chai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9258 9728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, and one right to receive one-tenth of one Class A ordinary share	ASPCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	ASPC	The Nasdaq Stock Market LLC
Rights included as part of the units	ASPCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated November 8, 2024, on November 12, 2024, A SPAC III Acquisition Corp. (the “Company”) consummated the IPO of 5,500,000 units (the “Units”). Each Unit consists of one Class A ordinary share (“Ordinary Share”) and one right (“Right”) to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $55,000,000. The Company granted the underwriters a 45-day option to purchase up to 825,000 additional Units to cover over-allotments. Simultaneously with the closing of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 280,000 units (the “Private Placement Units”) to the Sponsor at a price of $10.00 per Private Placement Unit, generating total proceeds of $2,800,000.

As of November 12, 2024, a total of $55,000,000 of the proceeds from the IPO and the private placement with A SPAC III (Holdings) Corp., the Company’s sponsor, were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of November 12, 2024 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the private placement was issued by the Company and filed as an exhibit to a Current Report on Form 8-K dated November 12, 2024.

Subsequently, on November 15, 2024, the underwriters notified the Company of its partial exercise of their over-allotment option. The closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) occurred on November 19, 2024. The total aggregate issuance by the Company of 500,000 Over-Allotment Option Units at a price of $10.00 per unit generated total gross proceeds of $5,000,000. On November 19, 2024, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private placement of an additional 5,000 Private Placement Units to the Sponsor generating gross proceeds of $50,000.

On November 19, 2024, an additional $5,000,000 ($10.00 per Unit) consisting of the net proceeds from the sale of the Over-Allotment Option Units, less the underwriters’ discount of $0.10 per Over-Allotment Option Unit ($50,000), and the gross proceeds from the sale of the additional private placement units ($50,000) was placed in the Trust Account, resulting in a total of $60,000,000 held in the Trust Account.

In connection with the issuance and sales of the Over-Allotment Option Units, the Company issued an additional 22,500 Class A ordinary shares to the underwriters.

On November 19, 2024, the underwriters canceled the remainder of the over-allotment option. In connection with the cancellation of the remainder of the over-allotment option, the Company canceled an aggregate of 81,250 Class B ordinary shares issued to the Sponsor prior to the IPO.

Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the partial exercise of the over-allotment option.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Balance Sheet dated November 19, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2024

A SPAC III ACQUISITION CORP.

By:	/s/ Claudius Tsang
Name:	Claudius Tsang
Title:	Chief Executive Officer and Chief Financial Officer

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